AGREEMENT FOR PURCHASE AND SALE
AND
ESCROW INSTRUCTIONS

THIS AGREEMENT FOR PURCHASE AND SALE AND ESCROW INSTRUCTIONS (the "Agreement") is made and entered into as of the 15th day of October, 2014, by and between **TUCSON HOSPITALITY PROPERTIES, LLLP, an Arizona limited liability limited partnership** ("Buyer"), **JOSEPH R. CESARE,** a married man, as his sole and separate property, and **HUGH M. CALDWELL, JR., acting in his capacity as Trustee of TRUST B UNDER THE HUGH M. AND SALLYANN CALDWELL TRUST, Dated July 8, 1996** (hereafter collectively the "Sellers").

In consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

<u>SECTION 1.</u> <u>THE PROPERTY</u>. For the price and upon and subject to all of the terms, conditions and provisions herein set forth, Sellers shall sell and convey to Buyer and Buyer shall purchase from Sellers the following property (collectively, the "Property"):

A. That certain parcel of land located at 6201 North Oracle Road, Tucson, Pima County, Arizona, known as Pima County Assessor Parcel No. 102-20-004E, and more particularly described on Exhibit "A," and illustrated on Exhibit "B," both of which are attached hereto and made a part hereof (the "Land") that is subject to a lease agreement between Sellers, as successors in interest to Pima Properties, Inc., and Tucson Hospitality Properties, Ltd. ("Tenant"), dated September 1, 1980, as amended on September 8, 1981, April 13, 2001 and January 1 2011 (collectively the "Lease"). An exact legal description of the Land will be provided by Sellers and subject to Buyer's approval on or before November 15, 2014.

B. All right, title and interest of Sellers now owned or acquired by Sellers prior to the Closing Date in and to (1) all public and private streets, roads, avenues, alleys and passageways, opened or proposed, in front of or abutting the Land, and (2) any award made or to be made and any unpaid award for damage to the Land by reason of any change of grade of any such street, road avenue, alley or passageway.

C. All and singular the estates, rights, privileges, easements and appurtenances belonging or in any way appertaining to the Land and all of the estate, right, title, interest, claim or demand whatsoever of Sellers therein or thereto, either in law or in equity, in possession or in expectancy, now owned or acquired by Sellers prior to the Closing Date. Sellers and Buyer shall negotiate signage rights on the Land in favor of Sellers' property located to the west of the Land on or before November 15, 2014, failing which, Sellers may cancel this Agreement.

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SECTION 2. EARNEST MONEY, ESCROW, AND PURCHASE PRICE.

A. Deposit. Immediately upon the receipt of the executed copy of this Agreement, Buyer shall deposit with Stewart Title & Trust of Tucson, 1050 E. River Road, Suite 200, Tucson, Arizona 85718, Attention: Denise Monahan, phone: (520) 887-2797 (the "Escrow Agent"), the sum of $5,000.00 as an earnest money deposit, which the Escrow Agent shall deposit in an FDIC-insured, interest-bearing account (the "Deposit"). If the Agreement is not cancelled, Buyer shall deposit an additional $20,000.00 with Escrow Agent (the "Additional Deposit") on December 1, 2014, and the Deposit plus Additional deposit shall be deemed the "Deposit" once the Additional Deposit is made. If this Agreement is not cancelled pursuant to **Section 5 B** on or before November 15, 2014, the Deposit shall become nonrefundable on November 16, 2014.

B. Escrow. This Agreement shall constitute escrow instructions and a fully executed copy or counterpart copies shall be deposited with Escrow Agent for this purpose. Should Escrow Agent require the execution of its standard form printed escrow instructions, Buyer and Sellers agree to execute the same; however, such instructions shall be construed as applying only to Escrow Agent employment, and if there are conflicts between the terms of this Agreement and the terms of the printed escrow instructions, the terms of this Agreement shall control.

C. Cancellation of Escrow. If the escrow fails to close because of Sellers' default, or Sellers' election to cancel pursuant to **Section 5 B**, Sellers shall be liable for all customary escrow cancellation charges. If the escrow fails to close because of Buyer's default, or Buyer's election to cancel pursuant to **Section 5 B**, Buyer shall be liable for all customary escrow cancellation charges. If the escrow fails to close for any other reason, Sellers and Buyer shall each be liable for one-half (½) of all customary escrow cancellation charges.

D. Purchase Price for the Property. The purchase price for the Property ("Purchase Price") shall be TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00). The Purchase Price shall be paid as follows at Closing:

(1) The Deposit, including any interest thereon, shall be paid to Sellers; and

(2) Buyer shall pay the balance of the Purchase Price in cash.

SECTION 3. TITLE, DEED AND ASSIGNMENT.

A. Transfer of Real Estate. On the Closing Date, Sellers shall sell and convey to Buyer good and marketable fee simple title to the Property, including all legal and beneficial interests therein, by Special Warranty Deed (the "Deed") in proper form for recording, subject to no liens, charges, claims, actions, encumbrances or title exceptions of any kind whatsoever except such matters as are shown in the "Commitment" (as hereinafter defined) and approved or deemed approved by Buyer as set forth in **Section 4 B** and except for such matters as would be revealed by

an accurate ALTA/ACSM land title survey of the Property (the "Permitted Exceptions"). Title to the Property as aforesaid shall be insured by the Stewart Title Insurance Company (the "Title Company") as provided in **Section 4**.

B. Quit Claim Deed. On the Closing Date, Sellers shall deliver to Buyer a Quit Claim Deed (the "Quit Claim Deed") for any improvements constructed on the Property by Tenant (the "Improvements").

SECTION 4. TITLE INSURANCE.

A. Commitment and Title Policy. Escrow Agent shall, within three (3) days after the date of this Agreement, obtain and deliver to Buyer: (1) a title insurance commitment (the "Commitment") issued by the Title Company, pursuant to which the Title Company shall agree to issue to Buyer an owner's policy of title insurance (the "Title Policy") on the ALTA Extended Coverage Form 2006 policy form or such other form as may be approved by Buyer (except that the standard exceptions relating to survey matters, rights of parties in possession, mechanic's liens and taxes and assessments not shown by the public records, shall be eliminated), in the amount of the Purchase Price, insuring marketable fee simple title to the Property in Buyer upon recording of the Deed; and (2) complete, legible copies of all exception instruments listed in the Commitment (the "Exception Instruments"). Sellers shall pay that portion of the premium for the Title Policy equal to the cost of a standard coverage title insurance policy for the Property. Buyer shall pay that portion of the title insurance premium equal to the difference between the cost for a standard coverage policy for the Property and the cost of an ALTA Extended Coverage Policy and for any of the endorsements described below. Buyer shall be responsible for obtaining and for the cost of any survey required to obtain the Title Policy. Should the Title Company require such a survey to issue an ALTA Extended Coverage Policy and should Buyer fail to provide the same, Title Company shall instead issue a standard coverage owner's policy at the Closing. The Title Policy shall include such endorsements as Buyer may reasonably require after receipt of the Commitment, the Exception Instruments and the survey of the Property (as defined below). Notwithstanding the foregoing to the contrary, all title insurance endorsements required by Buyer shall be requested by Buyer of the Title Company during the Title Review Period (as hereinafter defined) and, if not satisfactory to Buyer, shall be included within the objection notice given to Sellers on or prior to the expiration of the Title Review Period.

B. Title Defects. Buyer shall have shall have twenty (20) days from delivery to Buyer of the Commitment, Exception Instruments, or twenty (20) days from the opening of escrow, whichever is later, to object to Sellers with respect to any matters shown in the Commitment (the "Title Review Period"), and any matters shown therein and not objected to by Buyer within said period shall be deemed approved by Buyer. If Buyer is unable to obtain a certified ALTA survey plat of the Property by October 24, 2014, the Title Review Period shall be automatically extended to the date that is five (5) business days after Buyer's receipt of such survey plat, but the Title Review Period shall expire no later than November 7, 2014, irrespective of whether or when Buyer has received such survey plat. If Buyer objects to any matter in the Commitment or the Exception

Instruments by written notice to Sellers before the end of the Title Review Period, Sellers may, but shall not be required to, attempt to remedy the matters objected to or to elect not to attempt to remedy the same. Sellers shall have twenty (20) days after receipt of Buyer's notice of objection to remedy the matters objected to. If Sellers are unable or unwilling to remedy the title matters to which Buyer has objected, then Sellers shall give Buyer written notice of its inability or unwillingness to cure such objected to item within such twenty (20) day period (the "Sellers' Election Notice"). A title matter shall be considered remedied if Sellers secure the agreement of the Title Company to issue the Title Policy to Buyer as herein provided without making exception for the matter in question, or to provide affirmative insurance satisfactory to Buyer in its sole discretion against loss with respect to such matter. Within five (5) business days of receipt of Sellers' Election Notice, Buyer shall elect to either: (1) complete this transaction and accept such title as Sellers are able to convey, without reduction of the Purchase Price (unless such defects are taxes, for which Sellers are responsible for paying, or mortgage, deed of trust, mechanic's liens or similar monetary encumbrances placed on the Property by Sellers, for ascertainable amounts, in which event the amounts thereof shall be deducted from the Purchase Price), or (2) terminate this Agreement, in which event the Deposit shall be returned to Buyer and neither party shall have any further obligation to the other hereunder. In the event Buyer fails to make such election within five (5) business days, then Buyer shall be deemed to have elected to complete this transaction as provided for in clause (1) in the preceding sentence.

C. Sellers' Title Documents. Sellers agree, at Sellers' sole expense, to execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to the Title Company, on or before the Closing Date, such affidavits and other documents, instruments, agreements, releases, and other information as the Title Company shall reasonably require as a condition to issuance of the Title Policy in the form herein provided, (collectively, "Sellers Title Documents"). In addition, at Buyer's request, Sellers shall execute, acknowledge and deliver a memorandum of termination of the Lease in recordable form reasonably satisfactory to both parties.

D. Buyer's Title Documents. Buyer agrees, at Buyer's sole expense, to execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to the Title Company, on or before the Closing Date, (1) such evidence of Buyer's due formation, valid existence, good standing and authority as the Title Company shall require, and (2) such affidavits and other documents, instruments, agreements, releases, financial statements and other information as the Title Company shall require as a condition to issuance of the Title Policy in the form herein provided (collectively, "Buyers Title Documents").

SECTION 5. INVESTIGATION CONTINGENCY, RIGHT TO CANCEL.

A. Investigation Contingency. Buyer shall have until November 15, 2014 (the "Contingency Period"), to approve or reject the condition of the Property. During the Contingency Period, Buyer shall conduct all inspections, investigations and tests that Buyer deems reasonably appropriate, including any survey, engineering reports and/or environmental assessments which

Buyer deems appropriate (collectively, the "Inspection," and Buyer shall be responsible for returning the Property to the condition existing prior to the time of entry. Buyer shall indemnify, defend and hold Sellers harmless from and against any loss, damages, liability or claim arising out of Buyer's inspections, use or occupancy prior to Closing, and this obligation shall survive Closing or termination of this Agreement.

B. Right to Cancel. Sellers, due to the failure to reach agreement as to signage as provided in **Section 1 C**, and Buyer, in its sole discretion, may cancel this Agreement on or before November 15, 2014. If either party so elects to cancel this Agreement it shall give the other party and Escrow Agent written notice of such cancellation on or before November 15, 2014, in which event the party electing to cancel shall be liable for all customary escrow cancellation charges.

C. Additional Buyer Conditions Precedent. Notwithstanding anything contained in this **Section 5** seemingly to the contrary, this Agreement and all obligations of Buyer hereunder are further expressly conditioned on all of the following conditions precedent being in effect or complied with on and as of the Closing Date:

(1) The Title Company shall be prepared to issue the Title Policy to Buyer in the form required by **Section 4** immediately upon recording of the Deed, free and clear of all liens, charges, claims, actions, encumbrances and title exceptions of any kind whatsoever except the Permitted Exceptions;

(2) Buyer's lender shall not have objected to any defect or exception to the condition of Sellers' title to the Property (other than defects or exceptions created by Buyer or resulting from the acts or omissions of Buyer's officers, employees or agents) and such defect(s) or exceptions are not cured by Sellers by the Closing Date;

(3) Sellers' representations and warranties set forth in **Section 6** shall remain true and correct in all material respects.

If any one or more of the conditions precedent hereinabove set forth in this **Paragraph C**, or any other condition precedent set forth elsewhere in this Agreement which is to be in effect or complied with on the Closing Date, shall not be in effect or complied with on the Closing Date, Buyer shall have the option of either: (a) waiving compliance with any one or more of said conditions precedent and closing this transaction, or (b) canceling this Agreement, in which event the Deposit shall be returned to Buyer and neither party shall have any further obligation to the other hereunder.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF SELLERS. Sellers represent and warrant to Buyer the following as of the date hereof and on the Closing Date:

A. Full Power and Authority. Sellers have the full power and authority to execute and deliver this Agreement, and to perform and carry out all covenants and obligations to be performed and carried out by it hereunder.

B. Legal, Valid and Binding. This Agreement and all other instruments or documents executed or delivered in connection with this transaction each constitute legal, valid and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms.

C. No Approval by Governmental Authority. No consent, approval, authorization, registration, qualification, designation, declaration or filing with any governmental authority is required in connection with the execution and delivery of this Agreement by Sellers.

D. No Conflict. The execution, delivery and performance of this Agreement by Sellers and the consummation of the transaction contemplated herein will not: (i) result in a breach or acceleration of or constitute a default or event of termination under the provisions of any agreement or instrument by which the Property is bound or affected; (ii) result in the creation or imposition of any lien, charge or encumbrance, not provided for herein, on or against the Property or any portion thereof; or (iii) constitute or result in the violation or breach by Sellers of any judgment, order, writ, injunction or decree issued against or imposed upon Sellers, or result in the violation of any applicable law, rule or regulation of any governmental authority.

E. No Lawsuits. There are no actions, suits, proceedings or investigations pending, or to Sellers' actual knowledge, threatened, with respect to or in any manner affecting Sellers' ownership of the Property or otherwise affecting any portion thereof, or which will become a cloud on the title to the Property or question the validity or enforceability of the transaction contemplated herein.

F. Non-Foreign Certification. Sellers are not, and as of the Closing Date will not be, a "foreign person" within the meaning of Internal Revenue Code Section 1445, and Sellers shall deliver to Buyer at Closing a Non-Foreign Certification pursuant to Section 1445(b)(2) of the Internal Revenue Code.

G. Title and Notices. Fee title to the Land is vested in Sellers and Sellers have not received any written notices from any government agencies of any alleged legal violations affecting the Property, or the commencement of any investigations of legal violations, or any intention to acquire any portion of the Property by eminent domain.

SECTION 7. AS IS. Other than the representations and warranties expressly stated in this Agreement, Sellers make no other or further representations and/or warranties of any sort whatsoever. Except for the express representations and warranties set forth in **Section 6**, Buyer is relying entirely on Buyer's own investigations and examinations as to the physical condition and every other aspect of the Property, including without limitation, conformity to past, current or future zoning or building code requirements, the existence of soil instability, soil repairs, and any other soil

conditions, sufficiency of undershoring and drainage, the existence of any flood plains or flood hazards or similar conditions, every other matter affecting the stability or integrity of the Land, the environmental condition of the Property and the income and expenses generated by the Property. Buyer acknowledges that it has performed, or during the Contingency Period will perform, the Inspection, that any information provided or made available or to be provided or made available to Buyer by Sellers, or their agents, brokers, members, managers, partners, representatives, or others, was provided or made available or will be provided or made available solely as a courtesy, and that Buyer has the sole responsibility for determining the existence or nonexistence of any fact material to Buyer's decision to purchase the Property. Buyer acknowledges that Buyer is purchasing the Property on an "**AS-IS, WHERE-IS**" basis, except as specifically represented and warranted in **Section 6**, without any implied warranties, and Buyer is completely at risk with respect to all attributes and conditions, latent or otherwise, of the Property. Sellers do not warrant the Property to be free from defects and Buyer expressly accepts the possibility of such defects, subject only to Buyer's ability to cancel this Agreement during the Contingency Period. By executing this Agreement, Buyer hereby gives Sellers, as a material inducement for Sellers to enter into this Agreement, a full release of any and all claims or causes of action Buyer may have now or in the future based upon the condition of the Property and all other matters pertaining to the Property, except as expressly set forth in **Section 6.** Such release applies to claims or causes or action arising at common law, under statute, or otherwise, whether sounding in contract or in tort, including, without limitation, claims or causes of action for misrepresentation or nondisclosure.

SECTION 8. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Sellers the following as of the date hereof, as of the end of the Contingency Period and as of the Closing Date:

A. Full Power and Authority. Buyer is an Arizona limited liability limited partnership duly organized and validly existing under the laws of the State of Arizona and has the full power and authority to execute and deliver this Agreement and to perform and carry out all covenants and obligations to be performed and carried out by Buyer hereunder.

B. Legal, Valid and Binding. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms.

C. No Approval by Governmental Authority. No consent, approval, authorization, registration, qualification, designation, declaration or filing with any governmental authority is required in connection with the execution and delivery of this Agreement by Buyer.

D. No Conflict. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transaction contemplated herein will not constitute or result in the violation or breach by Buyer of any judgment, order, writ, injunction or decree issued against or imposed upon Buyer, or result in the violation of any applicable law, rule or regulation of any governmental authority.

E. No Lawsuits. There are no actions, suits, proceedings or investigations pending, or to the best of Buyer's knowledge, threatened against Buyer, which question the validity or enforceability of the transaction contemplated herein.

F. Tenant's Possession of Property. Tenant leased the Property from Pima Propeties, Inc., pursuant to the Lease and has been in sole possession of the Property since on or before January 1, 1981. Sellers are the successors in interest to Pima Properties, Inc. Tenant constructed and owns all of the Improvements on the Property and is fully aware of the condition of the Property. Tenant is an entity owned, controlled or under common control of Buyer. Pima Properties, Inc., was an Arizona corporation that was owned and under the common control of Sellers. Buyer is fully aware of the condition of the Property and Improvements.

SECTION 9. PRORATIONS, ADJUSTMENTS AND CLOSING COSTS.

A. Prorations. General real property taxes and special assessments imposed on the Property (collectively, "Taxes") shall not be prorated. Buyer shall pay all Taxes. Minimum annual rent shall be prorated. The Lease requires Tenant to pay percentage rent. Buyer shall pay to Sellers at Closing an amount equal to the 2013 percentage rent as and for 2014 percentage rent prorated to the Closing Date based upon a three hundred sixty-five (365) day year.

B. Sellers' Costs. At closing Sellers shall pay: (1) that portion of the cost of the Commitment and Title Policy, as described in **Section 4 A**; (2) the cost of recording all documents necessary to release the Property from the lien and effect of all existing mortgages and other financing documents; (3) cost of preparation and delivery of Sellers' Title Documents; (4) one-half the Escrow Agent's fee for acting as escrow agent in connection with this transaction ("Escrow Fee"), if any; (5) all other certificates, instruments, documents and opinions which Sellers are required to deliver or cause to be delivered; (6) any sales, intangible and documentary transfer taxes arising in connection with this transaction; and (7) without limitation, the cost of all other performance by Sellers of their obligations hereunder, including any prepayment penalties and other fees or charges required to discharge any existing encumbrance on the Property.

C. Buyer's Costs. At closing Buyer shall pay: (1) one-half the Escrow Fee, if any; (2) the cost of recording of the Deed and other conveyance documents; (3) the cost of any survey; (4) the cost of all other certificates, instruments, documents and opinions which Buyer is required to deliver or cause to be delivered; (5) that portion of the title insurance premium equal to the difference between the cost for a standard coverage title policy and the cost of an ALTA Extended Coverage Policy; and (6) without limitation, the cost of all other performance by Buyer of its obligations hereunder.

D. Legal Fees. Each party shall pay its own legal fees in connection with this transaction.

SECTION 10. CONDEMNATION. If, prior to the Closing Date, all or any part of the Property shall be condemned by any Governmental Authority or other lawful authority, Buyer shall have the option from the date of such condemnation until the earlier of thirty (30) days thereafter or the Closing Date of either: (1) completing this transaction, in which event (a) there shall be no reduction of the Purchase Price, (b) Sellers shall have no duty to repair or restore, (c) Sellers shall pay to Buyer all condemnation proceeds theretofore or thereafter received by Sellers with respect to such condemnation, (d) Sellers shall assign to Buyer all rights of Sellers in and to such condemnation proceeds, and (e) Sellers shall furnish to Buyer such documents, cooperation and assistance as Buyer requires to enforce the rights of Sellers with respect thereto; or (2) canceling this Agreement, in which event the Deposit shall be returned to Buyer and neither party shall have any further obligation to the other hereunder.

SECTION 11. CLOSING.

A. Closing Date. Provided all conditions to closing set forth in this Agreement have been satisfied or waived by Buyer and Sellers, and this Agreement has not been terminated by either party in accordance with provisions herein set forth, and neither Sellers nor Buyer have extended the Closing Date, as provided below, the transaction contemplated herein shall close on December 1, 2014 (the "Closing Date").

B. Closing Date Extension. Sellers shall have the option to extend the Closing Date to on or before January 31, 2015, by giving Buyer and Escrow Agent written notice of its election to extend the Closing Date. If reasonably necessary to satisfy the funding requirements of Buyer's lender, Buyer shall have the option to extend the Closing Date to on or before December 22, 2014, by giving written notice to Sellers and Escrow Agent on or before December 1, 2014.

C. Closing Procedure. The transaction contemplated herein shall be closed in escrow through the Escrow Agent in accordance with the following procedure:

(1) Not less than 5 days prior to the Closing Date, Buyer shall cause the Escrow Agent to prepare and deliver to Buyer and Sellers a preliminary closing statement for each party, showing all amounts due from each party, including all closing costs and expenses computed as set forth in this Agreement.

(2) On or before the Closing Date, Sellers shall deliver or cause to be delivered to the Escrow Agent the following:

(a) The Deed and Quit Claim Deed.

(b) Sellers' Title Documents.

(c) All affidavits, certificates of value and the like required by applicable law.

(d) Such instruments and documents relating to the organization, existence and authority of Seller as the Title Company shall reasonably require.

(e) Such other documents, instruments, certificates and assurances as shall be required by the provisions of this Agreement.

(f) Sellers' closing statement, duly executed.

(g) Such escrow instructions to the Escrow Agent as Sellers shall desire, which shall not be inconsistent with the provisions of this Agreement ("Sellers' Instructions").

(3) On or before Closing, Escrow Agent shall obtain, with Sellers' full cooperation, full releases of all other mortgages, deeds of trust and other financing instruments affecting the Property, duly executed by the holders thereof, acknowledged and in proper form for recording.

(4) On or before the Closing Date, Buyer shall deliver or cause to be delivered to the Escrow Agent the following:

(a) Immediately available good funds in an amount equal to: (i) the balance of the Purchase Price due in cash at closing; plus (ii) the aggregate amount of closing costs for which Buyer is responsible as provided herein, all as shown on Buyer's closing statement.

(b) All affidavits, certificates of value and the like required by applicable law.

(c) Such instruments and documents relating to the organization, existence and authority of Buyer as the Title Company shall reasonably require.

(d) Buyer's closing statement, duly executed.

(e) Such escrow instructions to the Escrow Agent as Buyer shall desire, which shall not be inconsistent with the provisions of this Agreement ("Buyer's Instructions").

(5) The parties shall obtain the advice of the Escrow Agent as to whether it is in a position to: (a) cause the Deed to be immediately recorded in the real estate records; and (b) immediately issue the Title Policy to Buyer. If the Escrow Agent shall advise affirmatively on the foregoing matters, then the parties shall instruct the Escrow Agent to proceed to close the escrow in accordance with the provisions of this Agreement, Sellers' Instructions and Buyer's Instructions.

SECTION 12. REMEDIES.

A. In the event of a default by Buyer, including, but not limited to Buyer's failure to timely close the transaction described herein, Sellers' sole remedy shall be to cancel this Agreement and retain as liquidated damages the Deposit, together with all interest accrued thereon. Sellers and Buyer agree that it would be impractical or extremely difficult to fix actual damages in case of Buyer's default, and that the amount of the liquidated damages described in this Section is a reasonable estimate of the Sellers' damages in the event of Buyer's default. Notwithstanding the foregoing, if Buyer wrongfully refuses to cause Escrow Agent to cancel the escrow created hereby, Sellers shall also be entitled to recover (a) all costs and expenses, including reasonable attorneys' fees incurred by Sellers in seeking specific performance of this liquidated damages provision, and (b) all costs and expenses, including reasonable attorneys' fees and foreseeable consequential damages, if any, which may be incurred by Sellers by reason of the cloud on title to the Property which may result from Buyer's wrongful failure to allow the cancellation of the escrow created hereby and the Agreement.

B. In the event of a default by Sellers, Buyer may either: (i) cancel this Agreement by written notice, in which event Escrow Agent shall return to Buyer the Deposit and in which event Sellers and Buyer shall have no other rights or obligations under this Agreement; or (ii) bring an action to specifically perform the terms of this Agreement. Such remedies shall be Buyer's sole and exclusive remedies against Sellers. Without limitation of the foregoing, in no event shall Buyer be entitled to seek or obtain money damages against Sellers based on Sellers' alleged failure to perform when due any act required by this Agreement to be performed by Sellers on or before the Closing Date.

C. Buyer's and Sellers' remedies for default under this Agreement are expressly limited as set forth in this Section, notwithstanding language in this Agreement to the contrary.

SECTION 13. AGREEMENT TO COOPERATE. Sellers and Buyer both agree to execute such other documents both before and after Closing as are reasonably necessary to give effect to the intent of the parties as expressed in this Agreement.

SECTION 14. SURVIVAL. Each of the terms and provisions of this Agreement that are not incorporated into the Deed, or which are not satisfied by the execution and delivery of the Deed, or which by their nature require the parties to perform certain acts subsequent to the closing, shall survive the closing; provided, however, the representations and warranties of the parties hereunder shall survive the closing for a period of one (1) year only and thereafter shall become null and void.

SECTION 15. ATTORNEYS' FEES In the event of litigation to enforce this Agreement, the substantially prevailing party shall receive an award of its reasonable attorneys' fees as fixed by the court.

SECTION 16. TIME. Time is of the essence in the performance of all obligations under this Agreement.

SECTION 17. NO WAIVER. Except as herein expressly provided, no waiver by a party of any breach of this Agreement or of any warranty or representation hereunder by the other party shall be deemed to be a waiver of any other breach by the other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first party while the other party continues to be so in default.

SECTION 18. EXHIBITS, INSTRUMENTS IN WRITING. All exhibits referred to herein and attached hereto are incorporated herein by this reference. No agreement, consent, approval, notice, amendment, modification, understanding or waiver of or with respect to this Agreement or any agreement, instrument or document entered into pursuant to or with respect to this Agreement, or any term, provision, covenant or condition hereof or thereof, nor any approval or consent given under or with respect to any of the foregoing, shall be effective for any purpose unless contained in a writing signed by the party against which such agreement, amendment, modification, understanding, waiver, approval or consent is asserted.

SECTION 19. TERMINOLOGY. The words "include," "includes," and "including" shall be deemed to be followed by the phrase "without limitation." The words "herein," "hereof," "hereunder," and similar terms shall refer to this Agreement unless the context requires otherwise. Whenever the context so requires, the neuter gender includes the masculine and/or feminine gender, and the singular number includes the plural and vice versa.

SECTION 20. BINDING EFFECT. The provisions of this Agreement are binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

SECTION 21. NOTICES. All notices required or permitted to be given hereunder shall be in writing and may be given in person or by United States mail, by local or nationwide delivery/courier service or by electronic transmission (for instance, telecopy/fax to the telecopies/fax numbers indicated below or e-mail to the e-mail addresses indicated below). Such notices and other communications shall be deemed to be given and received as follows: (i) upon actual receipt, if delivered personally; (ii) on the date of transmission, if transmitted by facsimile on a business day before 5:00 p.m. (Tucson time); (iii) on the next business day following transmission if transmitted by facsimile on a day which is not a business day or if transmitted after 5:00 p.m. (Tucson time) on a business day; (iv) on the day of transmission if transmitted by e-mail on a business day before 5:00 p.m. (Tucson time); (v) on the next business day following transmission if transmitted by e-mail on a

day which is not a business day or if transmitted after 5:00 p.m. (Tucson time) on a business day; (vi) on the next business day, if delivered by overnight courier; or (vii) three (3) days following deposit in the mail, if delivered by mail postage prepaid, addressed to that party at his/her/their/its designated address. The designated address of a party shall be the address of that party shown below or such other address within the United States of America that any party from time to time may specify by written notice to the other parties at least fifteen (15) days prior to the effective date of such change, but no such notice of change shall be effective unless and until received by the other parties. Rejection or refusal to accept, or inability to deliver because of changed address or because no notice of changed address is given, shall be deemed to be receipt of any such notice. Any notice to an entity shall be deemed to be given on the date specified in this Paragraph without regard to when such notice is delivered by the entity to the individual to whose attention it is directed and without regard to the fact that proper delivery may be refused by someone other than the individual to whose attention it is directed. If a notice is received by an entity, the fact that the individual to whose attention it is directed is no longer at such address or associated with such entity shall not affect the effectiveness of such notice. Sellers and Purchaser agree that any notice sent on their behalf by their attorney shall serve as notice by the Sellers or Purchaser, as the case may be, to the other.

If to Sellers:

Hugh M. Caldwell, Jr.
5562 Paseo Pescado
Tucson, Arizona 85718
Telephone No. (520) 299-8658
Email: hughcjr@comcast.net

and

Joseph R. Cesare
c/o Broadway Realty & Trust, Inc.
P.O. Box 12863
Tucson, Arizona 85732
Telephone No: (520) 577-2227
Telecopier No: (520) 577-8555
Email bratjrc@aol.com

with a copy to Sellers' attorney:

John Escher III
Waterfall, Economidis, Caldwell, Hanshaw & Villamana P.C.
5210 E. Williams Circle, Suite 800
Tucson, Arizona 85711
Telephone No. (520) 745-7809
Telecopier No. (520) 745-1279
E-mail: jescher@wechv.com

If to Purchaser:	James F. Wirth Tucson Hospitality Properties, LLLP ~~1615~~ 1625 JW E. Northern, Suite ~~102~~ 105 JW Phoenix, AZ 85020 Telephone No: (602) 944-1500, ~~Ext. 103~~ Telecopier: (602) 678-0281 E-mail: jwirth@innsuites.com and Marc Berg Tucson Hospitality Properties, LLLP 1615 E. Northern, Suite 102 Phoenix, AZ 85020 Telephone No: (602) 944-1500, Ext 205 Telecopier: (602) 678-0281 E-mail: mberg@innsuites.com
With a copy to Buyer's Attorney:	James W. Reynolds Tiffany & Bosco P. A. 2525 East Camelback Rd., Seventh Floor Phoenix, Arizona 85016 Telephone No: (602) 255-6042 Telecopier No: (602) 255-0103 Email: jwr@tblaw.com
If to Escrow Agent:	Denise Monahan Stewart Title & Trust of Tucson 1050 E. River Road, Suite 200 Tucson, Arizona 85718 Telephone: (520) 887-2797 Fax: (520) 322-3554 Cell: (520) 241-4622 Email: dmonahan@stewartaz.com

SECTION 22. ENTIRE AGREEMENT. This Agreement contains the entire agreement with respect to the transactions contemplated herein and therein, and there are no other terms, conditions, promises, understandings, statements or representations, express or implied, concerning the same.

SECTION 23. HEADINGS. The headings in this Agreement have been inserted for convenience of reference only, and shall not be deemed to modify or restrict any provision hereof, nor be used to construe any such provision.

SECTION 24. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona without regard to conflicts of laws principles. Further, the venue of any legal proceedings regarding this Agreement shall be the Arizona Superior Court, Pima County, Arizona, or in the event of non-judicial proceedings, same shall be held in Tucson, Arizona.

SECTION 25. COUNTERPARTS. This Agreement may be executed by utilizing more than one counterpart of the signature page, and all such executed counterpart signature pages shall be attached to one Agreement and read having the same force and effect as though all the signatories had signed a single page. This Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic mail, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

SECTION 26. DISCLOSURE OF LICENSED REAL ESTATE BROKER. Sellers and Buyer hereby disclose that Joseph R. Cesare and James F. Wirth are Arizona licensed real estate sales persons or brokers.

SECTION 27. BROKERAGE. Each party represents and warrants to the other party that it has not dealt with any agent, broker, or finder in connection with this transaction. Each party agrees to indemnify and save harmless the other party from and against all claims, costs, liabilities and expense (including court costs and reasonable attorneys' fees) incurred by the other party as a result of a breach of this representation.

SECTION 28. ASSIGNMENT. Buyer shall not have the right to assign this Agreement without the prior written consent of Sellers, to be given or withheld in Sellers' sole and absolutely discretion. Notwithstanding the foregoing, Sellers shall not unreasonably withhold its consent to an assignment of this Agreement by Buyer to an affiliate of the original Buyer hereunder. Promptly after any such assignment, the assignee (the "Assignee") and Buyer shall give written notice thereof to Sellers and Escrow Agent, including a copy of the assignment agreement, which shall include the express assumption by such Assignee of all of Buyer's obligations and liabilities under this Agreement. After any such assignment, the Assignee shall own and enjoy all right, title, interest, and benefits of this Agreement and shall be fully obligated for the performance of all of Buyer's obligations hereunder, but the original Buyer named herein shall not be released from any obligation

or responsibility hereunder. Any assignment in contravention of the terms of this Section shall be void and shall vest no rights in the purported Assignee.

SECTION 29. DRAFTING. This Agreement is the result of negotiation between the parties and shall not be construed against either party because of who drafted the Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SELLERS:

[signature]
JOSEPH R. CESARE
Date: 15 Oct 2014

TRUST B UNDER THE HUGH M. AND SALLYANN CALDWELL TRUST, Dated July 8, 1996

By: [signature]
Hugh M. Caldwell, Jr., Trustee
Date: 15 October 2014

BUYER:

TUCSON HOSPITALITY PROPERTIES, LLLP, an Arizona limited liability limited Partnership

BY: RRF LIMITED PARTNERSHIP, a Delaware limited partnership, Manager

Investors Hospitality Trust, GP
By: [signature]
Its: CEO
Date: Oct 16, 2014

BY: RARE EARTH FINANCIAL, L.L.C., an Arizona limited liability company, Manager

By: [signature]
James F. Wirth, Manager
Date: October 16, 2014

Stewart Title &Trust of Tucson ("Escrow Agent") hereby accepts the engagement to handle the escrow established by this Agreement in accordance with the terms set forth in this Agreement.

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Escrow Agent agrees to promptly provide Buyer and Seller with closing protection letters issued by Stewart Title Insurance Company.

STEWART TITLE & TRUST OF TUCSON,
an Arizona corporation

By: ______________________
Its: ______________________
Date: ______________________

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Baker & Associates Engineering, Inc.

William H. Baker Jr., P.E., R.L.S.
Marlin V. Magelli, P.E.

3561 E. Sunrise Dr., Suite 225
Tucson, Arizona 85718
520.318.1950 Fax 318.1930

EXHIBIT "A"

LEGAL DESCRIPTION - HOTEL SITE
(ASSESSOR'S PARCEL #102-20-004E)

All that certain piece or parcel of land, lying in the Northwest Quarter of the Northwest Quarter of Section 12, Township 13 South, Range 13 East, Gila and Salt River Base and Meridian, Pima County, Arizona, as described in the "Memorandum of Lease" as recorded in Docket 6513 at Page 414 in the Office of the Pima County Recorder, more particularly described as follows:

Commencing at the Northwest corner of said Section 12;

Thence South 00° 14' 03" East, along the Westerly line of said Section 12, a distance of 635.35 feet to a point, said point being the West 1/64th corner of said Northwest Quarter of the Northwest Quarter;

Thence South 89° 35' 32" East, along the Northerly 1/64th line of said Section 12, also being the Southerly line of Lots 1 and 2 of Orange Grove Plaza, as recorded in Book 15 of Maps and Plats at Page 13, a distance of 513.35 feet to the TRUE POINT OF BEGINNING;

Thence along the boundary of the parcel as described in the aforementioned "Memorandum of Lease" the following eleven courses:

South 89° 35' 32" East, a distance of 80.00 feet to a point;
South 00° 24' 28" West, a distance of 233.00 feet to a point;
South 89° 35' 31" East, a distance of 152.50 feet to a point;
South 00° 30' 38" West, a distance of 299.17 feet to a point;
South 89° 29' 22" East, a distance of 230.00 feet to a point of the Westerly right of way of Tucson-Florence Highway (US 80-89);
Southerly along said Westerly right of way on a curve concave to the West, having a radius of 3769.72 feet, an arc distance of 56.16 feet to a point;
Westerly on a curve concave to the Northwest, having a radius of 25.00 feet, an arc distance of 34.15 feet to a point on the Northerly right of way of Laverly Lane;
North 89° 29' 22" West, along said Northerly right of way, a distance of 503.71 feet to a point;
North 00° 30' 38" East, a distance of 386.00 feet to a point;
South 89° 35' 31" East, a distance of 76.27 feet to a point;
North 00° 30' 38" East, a distance of 220.61 feet to the TRUE POINT OF BEGINNING.

Basis of Bearings: The West line of the of Section 12, Township 13 South, Range 13 East, Gila and Salt River Base and Meridian, said bearing being South 00° 14' 03" East.

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REGISTERED LAND SURVEYOR
CERTIFICATE NO. 16754
WILLIAM H. BAKER, JR.
Date Signed 10-16-01
ARIZONA, U.S.A.

BKP 3/31/2017

EXHIBIT "B"

BARCELONA MANOR CONDOMINIUMS

M&P 31/69

(PREVIOUSLY RECORDED AS LOTS 1 AND 2,

ORANGE GROVE PLAZA, M&P 16/13)


ORANGE GROVE PLAZA
M&P 16/13
TRUE POINT
OF BEGINNING
U.S. POST OFFICE
PARCEL #102-20-004B
TUCSON-FLORENCE HIGHWAY/U.S. 80-89
(ORACLE ROAD)
SUNSET RIDGE TOWNHOMES
M&P 37/02
CESARE-CALDWELL
(ASSESSOR'S PARCEL
#102-20-004F)
HOTEL-SITE
(ASSESSOR'S
PARCEL
#102-20-004E)
LAVERY LANE
ORACLE VILLAGE PLAZA
PARCEL #102-20-004C
N
0
200
SCALE IN FEET

Baker & Associates Engineering, Inc.
3561 E. Sunrise Drive, Suite #225 Tucson, Arizona 85718 (520) 318-1950 Fax (520) 318-1930